UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2010 (November 4, 2010)

WES Consulting, Inc.
(Exact name of registrant as specified in Charter)

Florida	000-53314	59-3581576
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2745 Bankers Industrial Drive
Atlanta, GA 30360
 (Address of Principal Executive Offices)

(770) 246-6400
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On November 4, 2010, the Company’s wholly owned subsidiary, OneUp Innovations, Inc. (“OneUp”), and OneUp’s wholly owned subsidiary, Foam Labs, Inc. (together with OneUp, the “Borrower”), entered into a Credit Card Receivables Advance Agreement with CC Funding, LLC (“Credit Cash”), a division of Credit Cash NJ, LLC, whereby Credit Cash agreed to loan the Borrower $400,000. All obligations under the agreement are secured by certain of the Borrower’s assets, including existing and future credit card collections. Terms of the loan call for a repayment of $448,000, which includes a one-time finance charge of $48,000, by May 4, 2011, and Credit Cash will withhold a fixed amount each business day of $3,446 from the Borrower’s credit card collections (“Fixed Daily Payment”) until full repayment is made pursuant to a Control Account Agreement between OneUp, Credit Cash NJ, LLC, and Signature Bank.

The loan is guaranteed by the Company under a Corporate Guaranty, and is personally guaranteed by the Company's CEO and controlling shareholder, Louis Friedman (the “Friedman Guaranty), and the Company’s CFO, Ronald Scott (the “Scott Guaranty).

The above descriptions of the Credit Card Receivables Advance Agreement, Corporate Guaranty, Friedman Guaranty, Scott Guaranty, and Control Account Agreement do not purport to be complete and are qualified in each of their entirety by reference to the full text of the aforementioned documents contained in Exhibits 10.27, 10.29, 10.30, 10.31, and 10.32, which are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

10.27	Credit Card Receivables Advance Agreement between OneUp Innovations, Inc., Foam Labs, Inc. and CC Funding, a division of Credit Cash NJ, LLC, dated November 4, 2010.

10.28	Advance Schedule No. 01 to Credit Card Receivables Advance Agreement between OneUp Innovations, Inc., Foam Labs, Inc. and CC Funding, a division of Credit Cash NJ, LLC, dated November 4, 2010.

10.29	Corporate Guaranty between WES Consulting, Inc. and Credit Cash NJ, LLC, dated November 3, 2010.

10.30	Guaranty between Louis Friedman and Credit Cash NJ, LLC, dated November 3, 2010.

10.31	Guaranty between Ronald Scott and Credit Cash NJ, LLC, dated November 3, 2010.

10.32	Control Account Agreement between OneUp Innovations, Inc., Credit Cash NJ, LLC, and Signature Bank, dated November 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WES Consulting, Inc. (Registrant)

Date: November 9, 2010	By:	/s/ Louis S. Friedman
Louis S. Friedman Chief Executive Officer and President